UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2010

MICROMET, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50440	52-2243564
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6707 Democracy Boulevard, Suite 505, Bethesda, MD	20817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 752-1420

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 22, 2010, Micromet, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders. The Company’s stockholders approved each of two matters, as proposed in the definitive proxy materials filed with the Securities and Exchange Commission on April 30, 2010, as follows:

Election of Directors

Mr. Jerry Benjamin and Dr. Kapil Dhingra were elected as Class I directors of the Company to serve until the 2013 Annual Meeting of Stockholders. The voting results for the election of directors were as follows:

Class I Directors:	Votes For	Votes Withheld	Broker Non-Votes
Mr. Jerry Benjamin	37,789,942	5,137,521	19,474,013
Dr. Kapil Dhingra	42,350,198	577,265	19,474,013

Ratification of Selection of Independent Registered Public Accounting Firm

The ratification of the appointment by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 received 62,376,137 votes for approval and 16,083 votes against approval, with 9,256 votes abstaining and 0 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMET, INC.

Date: June 25, 2010	By:	/s/ Barclay Phillips
	Name:	Barclay Phillips
	Title:	Senior Vice President & Chief Financial Officer